UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2023

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2023, Comstock Inc. (the “Company”) has entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an investor (the “Investor”), relating to the issuance of an 8.0% Convertible Promissory Note due March 27, 2025 (the “Convertible Note”).

The Convertible Note was issued with an original aggregate principal amount of $5,263,157 (the “Principal Amount”). The Convertible Note was issued with 5% original issue discount, meaning that the purchase price paid by the Investor for the Convertible Note was $5,000,000 pursuant to the Securities Purchase Agreement. The Convertible Note accrues interest at a per annum interest rate of 8%. The Convertible Note has a maturity date that is 15-months following closing for the Convertible Note, which was December 27, 2023. Up to $3,000,000 of the Convertible Note is redeemable for cash 30-days following closing at 110% of the Principal Amount, plus accrued interest.

The Convertible Note is initially convertible into common stock of the Company at the lower of (i) a price per share equal to the 20-day VWAP for the period beginning on the 10th trading day prior to the closing of the Convertible Note and ending on 10th trading day after the closing of the Convertible Note (the “VWAP Period”), multiplied by 175% or (ii) $1.00 (the “Initial Conversion Price”). Starting 60 days after the closing for the Convertible Note, the conversion price is equal to the lower of (i) Initial Conversion Price, or (ii) 90% of the lowest VWAP of the 10 trading days prior to and including the date of the Conversion Notice. "VWAP" means, for or as of any date, the dollar volume-weighted average price for such security on the trading market as reported by www.quotemedia.com.

The Convertible Note also provides that the Investor is entitled to receive consideration that common shareholders receive in the event of certain “Fundamental Transactions,” as defined.

On the eleventh day following the closing of the Convertible Note, the Company will issue (i) restricted shares of the Company’s common stock equal to 3% of the Principal Amount of the Convertible Note, based on a price per share equal to the 20-day VWAP for the VWAP Period, and (ii) registered shares of the Company’s common stock equal in value to 1.75% of the Principal Amount of the Convertible Note, based on a price per share equal to the 20-day VWAP for the VWAP Period, in each case, for no additional consideration.

The Securities Purchase Agreement included customary representations and covenants for the sale and purchase of securities. In addition, the Securities Purchase Agreement has a covenant of the Investor not to take short positions in the Company’s stock while the Convertible Note is outstanding.

The foregoing descriptions of the Securities Purchase Agreement and the Convertible Note are qualified in their entirety by the Securities Purchase Agreement and the Convertible Note, which are incorporated herein by reference and is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information required to be disclosed in Item 1.01 is incorporated herein by reference to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement
10.2	Convertible Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK INC.

Date: December 27, 2023	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer